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                                                                 Exhibit 12


                       McDonnell Douglas Corporation
             Computation of Ratio of Earnings to Fixed Charges
                     Three Months Ended March 31, 1996
                           (Dollars in Millions)






     Earnings
       Earnings before income taxes                        $316
       Add:  Interest expense                                61
             Interest factor in rents                        12
                                                           ----
                                                           $389
                                                           ====




      Fixed Charges
       Interest expense                                    $ 61
       Interest factor in rents                              12
                                                           ----
                                                           $ 73
                                                           ====




     Ratio of earnings to fixed charges                    5.3X
                                                           ====